                                                                    EXHIBIT (A)

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

     Prospect Street High Income Portfolio Inc. (hereinafter referred to as the "Corporation"), a Maryland corporation having its principal office in the State of Maryland c/o C-T Corporation System, Maryland, 32 South State Street, Baltimore, Maryland 21202 hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: The Corporation desires to amend and restate its Charter as currently in effect as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter of the Corporation (the "Charter") as in effect as of this 25th day of November 1988 (the "Restatement Date").

     SECOND: The Charter of the Corporation is hereby amended and restated by striking in their entirety Articles I through VIII inclusive, and by substituting in lieu thereof the following:

                                    ARTICLE I
                                      NAME

    The name of the Corporation is PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                                   ARTICLE II
                              PURPOSES AND POWERS

     The Corporation is formed for the following purposes:

     (1) To conduct and carry on the business of an investment company;

     (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash;

     (3) To issue and sell shares of its capital stock and other securities in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law; and

     (4) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

     The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE III
                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o THE CORPORATION TRUST INCORPORATED, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is THE CORPORATION TRUST INCORPORATED, a corporation of this state, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE IV
                                  CAPITAL STOCK

     (A) CAPITAL STOCK

     1. Class and Amount Authorized

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred million, one thousand (100,001,000) shares, of which one hundred million (100,000,000) shares shall be Common Stock, $.01 par value per share, and one thousand (1000) shares shall be Taxable Auction Rate Preferred Stock, no par value per share, liquidation preference $100,000 per share (the "Preferred Stock").

     2. No Preemptive Rights

     No holder of any shares of any class of stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any shares of any class of stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any shares of any class of stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

     (B) COMMON STOCK

     The preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption in respect of the Common Stock are as follows:

     1. Ranking

     The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends (other than dividends in Common Stock) and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in the Charter.

     2. Dividends

     After all accumulated and unpaid dividends upon all outstanding shares of the Preferred Stock for all past Dividend Periods (as defined below) have been or are contemporaneously paid in full (or declared and sufficient Deposit Securities (as defined below) have been set apart for their payment), then and not otherwise, and subject to any other applicable provisions of the Charter, to the extent there are funds legally available therefor, dividends or other distributions may be declared upon and paid to the holders of shares of the Common Stock, to the exclusion of the holders of shares of the Preferred Stock.

     3. Liquidation Rights

     In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of the Preferred Stock as provided for in the Charter, the holders of shares of the Common Stock shall be entitled, to the exclusion of the holders of shares of the Preferred Stock, to share ratably in all remaining assets of the Corporation.

     4. Voting Rights

     Each holder of Common Stock shall be entitled to one vote for each such whole share (and a proportional vote for each fractional share) on each matter on which the holders of shares of the Common Stock shall be entitled to vote. Except as otherwise provided in the Charter, the holders of shares of Common Stock and the holders of shares of Preferred Stock shall vote as a single class on all matters coming before the stockholders.

     5. Redemption

     The Corporation may redeem or repurchase shares of Common Stock to the extent now or hereafter permitted by the General laws of the State of Maryland, by the Investment Company Act (as defined below) and by the Charter.

     (C) PREFERRED STOCK

     The preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption in respect of the Preferred Stock are as follows:

     1. Designation

     The designation of the Preferred Stock shall be "Taxable Auction Rate Preferred Stock." Except as otherwise provided herein, each share of Preferred Stock shall be identical and equal in all respects to every other share of Preferred Stock.

     2. Definitions

     Capitalized terms not defined in this paragraph 2 shall have the respective meanings specified in paragraph 8(a) of this Article IV(C). Unless the context or use indicates another or different meaning, the following terms shall have the following meanings, whether used in the singular or plural:

     "Applicable Rate" has the meaning specified in paragraph 3(c)(i) below.

     "Auction" means each operation of the Auction Procedures.

     "Auction Agent" means Bankers Trust Company or its successor or any other auction agent appointed by the Corporation to perform the functions performed by the Auction Agent.

     "Auction Agent Agreement" has the meaning specified in paragraph 3(c)(i) below.

     "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 8 below.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York, or the City of Boston, Massachusetts are authorized or obligated by law or executive order to close.

     "Cash" means such coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

     "Conventional Mortgage Pass-Through Certificates" means an instrument issued in bearer or registered form, that is one of a class or series or by its terms is divisible into a class or series, and that is of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, evidencing (directly or indirectly) a proportional undivided interest in specified pools of whole mortgage loans that are secured by a valid first lien on each Mortgagor's fee or leasehold interest in related mortgaged property (except for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security intended to be provided by such mortgages or deeds of trust, and standard exceptions and exclusions in title insurance policies) on one-to four-unit residences (including, without limitation, owner-occupied attached or detached single-unit residences, -two- to four-unit primary residences, condominiums, second/vacation homes and non-owner occupied residences) and with respect to which the Required Documentation is required to be held by a trustee or independent custodian, which mortgage loans are serviced pursuant to servicing agreements with servicers that have either expressed the intention to advance funds to meet deficiencies (to the extent such servicers reasonably believe such advances are recoverable) or provided for alternative credit enhancement in lieu thereof, and which instruments (a) have been rated "AA/Aa" or better by the Rating Agencies or (b) do not qualify pursuant to clause (a) above, but the inclusion of which as Eligible Portfolio Property is permitted pursuant to the investment guidelines agreed upon by the Corporation and the Rating Agency, provided, that a Conventional Mortgage Pass-Through Certificate shall be eligible for inclusion in the Eligible Portfolio Property as of any Valuation Date only if it continues to satisfy as of such Valuation Date the requirements of at least one of clauses (a) or (b) above as the Corporation may confirm verbally or in writing, directly or indirectly, or by reference to a publication of the Rating Agencies, by confirmation from a nationally recognized securities dealer having a minimum capitalization of $25 million or by such other means as the Financial Security shall approve. The Auction Agent shall be entitled to rely on the representations of the Corporation contained in the Portfolio Valuation Report with respect to any Valuation Date, that as of such Valuation Date the Corporation has confirmed that the Conventional Mortgage Pass-Through Certificates included in the Eligible Portfolio Property are within the scope of this paragraph.

     "Corporate Debt Obligations" means debt obligations (other than Short-Term Money Market Instruments or U.S. Government Obligations) rated from "CCC" or higher by S&P or "Caa" or higher by Moody's (or rated as provided below in the case of commercial paper), which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended (such requirement shall not apply with respect to commercial paper), and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). In addition, so long as the securities are rated by S&P or Moody's, no corporate debt obligation held by the Corporation shall be deemed a Corporate Debt Obligation (i) if it fails to meet the criteria in column (l) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination (provided that in the event that the Corporation shall exceed any such limitation or any other percentage limitation set forth in this definition of Corporate Debt Obligations, the Corporation shall designate, in its sole discretion, the particular Corporate Debt Obligation(s) and/or portions thereof which shall be deemed to have caused the Corporation to exceed such limitation):

                                         Column 1            Column 2             Column 3
                                         --------            --------             --------

                                                                                  Maximum Percent
                                                             Maximum Percent      of Market Value
                                                             of Market Value      of Eligible Port-
                                                             of Eligible Port-    folio Property
                                         Minimum Original    folio Property       Invested in any
Rating Agencies'                         Issue Size of       Invested in any      One Industry
Ratings (l)                              Each Issue          One Issuer (2)       Category (2)
------------------                       ----------------    -----------------    -----------------
                                         ($ in millions)
"AAA"/"Aaa"., ......................        $100                  10.0%                50.0%
"AA"/"Aa" ..........................         100                  10.0                 33.3
"A"/"A" ............................         100                  10.0                 33.3
"BBB"/"Baa" ........................         100                   5.0                 20.0
"BB"/"Ba" ..........................         100(3)                4.0                 12.0
"B"/"B1", "B2" and "B3"
  (subordinated) ...................         100(3)                3.0                  8.0
"CCC"/"B3" (senior) and "Caa"
  (unsecured subordinated) (4)......         100(3)                2.0                  5.0
"A-l+"/"P-1" (5)....................         N/A                  10.0                  N/A
"A-l"/"P-l""(5).....................         N/A                  10.0                 33.3
"A-2"/"P-2" (5).....................         N/A                   5.0                 20.0

----------
     (1)  References to ratings by the Rating Agencies in this definition and throughout the Charter will indicate the S&P rating followed by the
          Moody's rating in the format shown. Rating designations include (+) or
          (-) modifiers to the S&P rating where appropriate and (1), (2) or (3)
          modifiers to the Moody's rating where appropriate, except that corporate debt obligations rated "CCC-" will not constitute Corporate
          Debt Obligations. In the event that a Corporate Debt Obligation has received a different rating from S&P than from Moody's, the restrictions relating to the lower rating will apply.

     (2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate Debt Obligations shall be made separately and independently of, but on the same basis as, the cumulative total guidelines applicable to other types of Corporate Debt Obligations.

     (3) 20% of the aggregate Market Value of all Corporate Debt Obligations in these rating categories may be from issues with an original issue size greater than or equal to $50 million and less than $100 million,

     (4) Corporate Debt Obligations in this rating category that are rated by S&P must be subordinated debt of the issuer with an implied senior debt rating by S&P of "B-" or higher. The aggregate Market Value of Corporate Debt Obligations in this rating category in excess of 20% of the aggregate Market Value of the Fund's assets will not be included in the calculation of Preferred Stock Basic Maintenance Amount.

     (5)  Represents commercial paper investments.

     In addition, the term "Corporate Debt Obligations" shall include debt obligations satisfying such other criteria established by the Rating Agencies in their sole discretion and designated in writing to the Corporation.

     "Cure Date" means the eighth Business Day following a Valuation Date, such date being the last day upon which the Corporation's failure to fulfill its obligations, if any, pursuant to paragraph 7 below could be cured.

     "Deposit Securities" means Cash, U.S. Government Obligations and Short-Term Money Market Instruments; provided that at any time as of which the Surety Bond is in effect the term "Deposit Securities" shall have the meaning provided in the Insurance Agreement. Except for purposes of determining compliance with the Preferred Stock Basic Maintenance Amount requirement contained in paragraph 7(a), each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus interest payable thereon after the delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

     "Discount Factor Supplied By Moody's" means, for any asset held by the Corporation, (i) the number set forth opposite such type of asset in the following table or (ii) such other number established by Moody's in its sole discretion and designated in writing to the Corporation (it being understood that any asset held by the Corporation and not listed in the following table or in such written notice shall have a Discounted Value of zero):

                                                                 Discount Factor
                                                                 ---------------

Type I Corporate Bonds having a remaining
  term to maturity of one year or less:                               1.13

Type I Corporate Bonds having a remaining term to maturity
  of more than one year but not more than two years:                  1.20

Type I Corporate Bonds having a remaining term to maturity
  of more than two years but not more than three years:               1.25

Type I Corporate Bonds having a remaining term to maturity
  of more than three years but not more than four years:              1.32

Type I Corporate Bonds having a remaining term to maturity of
  more than four years but not more than five years:                  1.37

Type I Corporate Bonds having a remaining term to maturity of
  more than five years but not more than seven years:                 1.47

Type I Corporate Bonds having a remaining term to maturity of
  more than seven years but not more than 10 years:                   1.55

Type I Corporate Bonds having a remaining term to maturity of
  more than 10 years but not more than 15 years:                      1.61

Type I Corporate Bonds having a remaining term to maturity of
  more than 15 years but not more than 20 years:                      1.68

Type I Corporate Bonds having a remaining term to maturity of
  more than 20 years but not more than 30 years:                      1.70

Type II Corporate Bonds having a remaining term to maturity of
  one year or less:                                                   1.19

Type II Corporate Bonds having a remaining term to maturity of
  more than one year but not more than two years:                     1.26

Type II Corporate Bonds having a remaining term to maturity of
  more than two years but not more than three years:                  1.31

Type II Corporate Bonds having a remaining term to maturity of
  more than three years but not more than four years:                 1.38

Type II Corporate Bonds having a remaining term to maturity of
  more than four years but not more than five years:                  1.44

Type II Corporate Bonds having a  remaining term to maturity of
  more than 15 years but not more than seven years:                   1.54

Type II Corporate Bonds having a remaining term to maturity of
  more than seven years but not more than 10 years:                   1.62

Type II Corporate Bonds having a remaining term to maturity of
  more than 10 years but not more than 15 years:                      1.69

Type II Corporate Bonds having a remaining term to maturity of
  more than 15 years but not more than 20 years:                      1.76

Type II Corporate Bonds having a remaining term to maturity of
  more than 20 years but not more than 30 years:                      1.78

Type III Corporate Bonds having a remaining term to maturity of
  one year or less:                                                   1.24

Type III Corporate Bonds having a remaining term to maturity of
  more than one year but not more than two years:                     1.32

Type III Corporate Bonds having a remaining term to maturity of
  more than two years but not more than three years:                  1.37

Type III Corporate Bonds having a remaining term to maturity of
  more than three years but not more than four years:                 1.44

Type III Corporate Bonds having a remaining term to maturity of
  more than four years but not more than five years:                  1.50

Type III Corporate Bonds having a remaining term to maturity of
  more than five years but not more than seven years:                 1.61

Type III Corporate Bonds having a remaining term to maturity of
  more than seven years but not more than 10 years:                   1.69

Type III Corporate Bonds having a remaining term to maturity of
  more than 10 years but not more than 15 years:                      1.76

Type III Corporate Bonds having a remaining term to maturity of
  more than 15 years but not more than 20 years:                      1.84

Type III Corporate Bonds having a remaining term to maturity of
  more than 20 years but not more than 30 years:                      1.86

Type IV Corporate Bonds having a remaining term to maturity of
  one year or less:                                                   1.30

Type IV Corporate Bonds having a remaining term to maturity of
  more than one year but not more than two years:                     1.38

Type IV Corporate Bonds having a remaining term to maturity of
  more than two years but not more than three years:                  1.43

Type IV Corporate Bonds having a remaining term to maturity of
  more than three years but not more than four years:                 1.50

Type IV Corporate Bonds having a remaining term to maturity of
  more than four years but not more than five years:                  1.57

Type IV Corporate Bonds having a remaining term to maturity of
  more than five years but not more than seven years:                 1.68

Type IV Corporate Bonds having a remaining term to maturity of
  more than seven years but not more than 10 years:                   1.77

Type IV Corporate Bonds having a remaining term to maturity of
  more than 10 years but not more than 15 years:                      1.84

Type IV Corporate Bonds having a remaining term to maturity of
  more than 15 years but not more than 20 years:                      1.92

Type IV Corporate Bonds having a remaining term to maturity of
  more than 20 years but not more than 30 years:                      1.94

Type V Corporate Bonds having a remaining term to maturity of
  one year or less:                                                   1.40

Type V Corporate Bonds having a remaining term to maturity of
  more than one year but not more than two years:                     1.49

Type V Corporate Bonds having a remaining term to maturity of
  more than two years but not more than three years:                  1.55

Type V Corporate Bonds having a remaining term to maturity of
  more than three years but not more than four years:                 1.63

Type V Corporate Bonds having a remaining term to maturity of
  more than four years but not more than five years:                  1.70

Type V Corporate Bonds having a remaining term to maturity of
  more than five years but not more than seven years:                 1.82

Type V Corporate Bonds having a remaining term to maturity of
  more than seven years but not more than l0 years:                   1.91

Type V Corporate Bonds having a remaining term to maturity of
  more than 10 years but not more than 15 years:                      1.99

Type V Corporate Bonds having a remaining term to maturity of
  more than 15 years but not more than 20 years:                      2.09

Type V Corporate Bonds having a remaining term to maturity of
  more than 20 years but not more than 30 years:                      2.10

Type VI Corporate Bonds having a remaining term to maturity of
  one year or less:                                                   1.51

Type VI Corporate Bonds having a remaining term to maturity of
  more than one year but not more than two years:                     1.60

Type VI Corporate Bonds having a remaining term to maturity of
  more than two years but not more than three years:                  1.67

Type VI Corporate Bonds having a remaining term to maturity of
  more than three years but not more than four years:                 1.76

Type VI Corporate Bonds having a remaining term to maturity of
  more than four years but not more than five years:                  1.83

Type VI Corporate Bonds having a remaining term to maturity of
  more than five years but not more than seven years:                 1.95

Type V Corporate Bonds having a remaining term to maturity of
  more than seven years but not more than 10 years:                   2.06

Type VI Corporate Bonds having a remaining term to maturity of
  more than 10 years but not more than 15 years:                      2.15

Type VI Corporate Bonds having a remaining term to maturity of
  more than 15 years but not more than 20 years:                      2.25

Type VI Corporate Bonds having a remaining term to maturity of
  more than 20 years but not more than 30 years:                      2.26

Type VII Corporate Bonds having a remaining term to maturity of
  one year or less:                                                   (1)

Type VII Corporate Bonds having a remaining term to maturity of
  more than one year but not more than two years:                     (1)

Type VII Corporate Bonds having a remaining term to maturity of
  more than two years but not more than three years:                  (1)

Type VII Corporate Bonds having a remaining term to maturity of
  more than three years but not more than four years:                 (1)

Type VII Corporate Bonds having a remaining term to maturity of
  more than four years but not more than five years:                  (1)

Type VII Corporate Bonds having a remaining term to maturity of
  more than five years but not more than seven years:                 (1)

Type VII Corporate Bonds having a remaining term to maturity of
  more than seven years but not more than 10 years:                   (1)

Type VI Corporate Bonds having a remaining term to maturity of
  more than 10 years but not more than 15 years:                      (1)

Type VII Corporate Bonds having a remaining term to maturity of
  more than 15 years but not more than 20 years:                      (1)

Type VII Corporate Bonds having a remaining term to maturity
  of more than 20 years but not more than 30 years:                   (1)

Type VIII Corporate Bonds having a remaining term to maturity
  of one year or less:                                                2.60

Type VIII Corporate Bonds having a remaining term to maturity of
  more than one year but not more than two years:                     2.60

Type VIII Corporate Bonds having a remaining term to maturity of
  more than two years but not more than three years:                  2.60

Type VIII Corporate Bonds having a remaining term to maturity of
  more than three years but not more than four years:                 2.60

Type VIII Corporate Bonds having a remaining term to maturity of
  more than four years but not more than five years:                  2.60

Tvpe VIII Corporate Bonds having a remaining term to maturity of
  more than five years but not more than seven years:                 2.60

Type VIII Corporate Bonds having a remaining term to maturity of
  more than seven years but not more than 10 years:                   2.60

Type VIII Corporate Bonds having a remaining term to maturity of
  more than 10 years but not more than 15 years:                      2.60

Type VIII Corporate Bonds having a remaining term to maturity of
  more than 15 years but not more than 20 years:                      2.60

Type VIII Corporate Bonds having a remaining term to maturity of
  more than 20 years but not more than 30 years:                      2.60



                                       Discount            Discount
                                       Factor              Factor
                                       (Fixed              (Adjustable
                                       Rate                Rate
FHLMC or FNMA Certificate              Mortgages)          Mortgages)
-------------------------              ----------          ----------

FHLMC or FNMA Certificates with
interest rates less than 6% but
equal to or greater than 5%:              1.66              1.64

FHLMC or FNMA Certificates with
interest rates less than 7% but
equal to or greater than 6%:              1.62              1.64

FHLMC or FNMA Certificates with
interest rates less than 8% but
equal to or greater than 7%:              1.57              1.64

FHLMC or FNMA Certificates with
interest rates less than 9% but
equal to or greater than 8%:              1.53              1.64

FHLMC or FNMA Certificates with
interest rates less than 10% but
equal to or greater than 9%:              1.50              1.65

FHLMC or FNMA Certificates with
interest rates less than 11% but
equal to or greater than 10%:             1.46              1.64

FHLMC or FNMA Certificates with
interest rates less than 12% but
equal to or greater than 11%:             1.43              1.64

FHLMC or FNMA Certificates with
interest rates less than 13% but
equal to or greater than 12%:             1.41              1.64

FHLMC or FNMA Certificates with
interest rates equal to or
greater than 13%:                         1.38              1.64

GNMA Certificates                                                Discount Factor
-----------------                                                ---------------

GNMA Certificates with interest rates less than 6% but equal to
  or greater than 5%:                                                 1.68

GNMA Certificates with interest rates less than 7% but equal to
  or greater than 6%:                                                 1.60

GNMA Certificates with interest rates less than 8% but equal to
  or greater than 7%:                                                 1.56

GNMA Certificates with interest rates less than 9% but equal to
  or greater than 8%:                                                 1.51

GNMA Certificates with interest rates less than 10% but equal to
  or greater than 9%:                                                 1.48

GNMA Certificates with interest rates less than 11% but equal to
  or greater than 10%:                                                1.46

GNMA Certificates with interest rates less than 12% but equal to
  or greater than 11%:                                                1.47

GNMA Certificates with interest rates less than 13% but equal to
  or greater than 12%:                                                1.45

GNMA Certificates with interest rates equal to or greater than
  13%:                                                                1.43

GNMA Certificates with adjustable interest rates:                     1.67

GNMA Multifamily Securities (not rated by Moody's):                   0

FHLMC Multifamily Securities:                                         1.64

FHLMC and FNMA Certificates with variable interest rates:             (2)

GNMA Graduated Payment Securities (must be seasoned):                 (3)

Conventional Mortgage Pass-Through Certificates:                      (2)

U.S. Government Obligations having a remaining term to maturity
  of 90 days or less:                                                 1.08

U.S. Government Obligations having a remaining term to maturity
  of more than 90 days but not more than five years:                  1.31

U.S. Government Obligations having a remaining term to maturity
  of more than five years but not more than 10 years:                 1.47

U.S. Government Obligations having a remaining term to maturity
  of more than 10 years but not more than 15 years:                   1.53

U.S. Government Obligations having a remaining term to maturity
  of more than 15 years but not more than 30 years:                   1.61

Cash and Short-Term Money Market Instruments:                         1.00

------------

     (1) Type VII Corporate Bonds rated "B-3" (subordinated) or better by Moody's shall have a Discount Factor designated in writing to the Corporation by Moody's equal to the factor which corresponds to Type VI Corporate Bonds of comparable maturity. Type VII Corporate Bonds rated "Caa" (subordinated unsecured) by Moody's or unrated by Moody's shall have a Discount Factor Supplied by Moody's of 2.60.

     (2)  The Discount Factor determined therefor in writing by Moody's.

     (3) The same discount factor applies in the case of GNMA Graduated Payment Securities as applies to GNMA Certificates with fixed interest rates determined at the point the certificates become seasoned.

     "Discount Factor Supplied by S&P" means, for any asset held by the Corporation, (i) the number set forth opposite each such type of asset in the following table or (ii) such other number established by S&P in its sole discretion and designated in writing to the Corporation (it being understood that any asset held by the Corporation and not listed in the following table or in such written notice shall have a Discounted Value of zero):

Type of Eligible Portfolio Property                             Discount Factor
-----------------------------------                             ---------------
Type I Corporate Bonds:                                             1.50
Type II Corporate Bonds:                                            1.55
Type III Corporate Bonds:                                           1.60
Type IV Corporate Bonds:                                            1.65
Type V Corporate Bonds:                                             1.70
Type VI Corporate Bonds:                                            1.80
Type VII Corporate Bonds:                                           1.90
Type VIII Corporate Bonds:                                          2.05
GNMA Certificates with fixed interest rates:                        1.35
GNMA Certificates with adjustable interest rates:                   1.54
FHLMC and FNMA Certificates with fixed interest rates:              1.45
FHLMC and FNMA Certificates with adjustable interest rates:         l.58
FHLMC Multifamily Securities:                                       1.65
FHLMC and FNMA Certificates with variable interest rates:           (1)
GNMA Multifamily Securities:                                        (1)
GNMA Graduated Payment Securities:                                  1.55(2)
Conventional Mortgage Pass-Through Certificates:                    (1)
U.S. Government Obligations having a remaining term to
  maturity of 90 days or less:                                      1.00
U.S. Government Obligations having a remaining term to
  maturity of more than 90 days but not more than five years:       1.28
U.S. Government Obligations having a remaining term to
  maturity of more than five years but not more than 10 years:      1.35
U.S. Government Obligations having a remaining term to
  maturity of more than 10 years but not more than 15 years:        1.45
U.S. Government Obligations having a remaining term to
  maturity of more than 15 years but not more than 30 years:        1.50
Cash and Short-Term Money Market Instruments:                       1.00
Commercial paper having a rating of at least "A-1" but lower than "A-1+" from S&P or "P-1" from Moody's at the time of
  the Corporation's investment therein:                             1.60
Commercial paper having a rating of at least "A-2" but lower than "A-1" from S&P or "P-2" from Moody's at the time of
  the Corporation's investment therein:                             1.65

------------

(1) The Discount Factor determined therefor in writing by S&P.

(2) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by S&P.

     "Discounted Value" with respect to any asset held by the Corporation as of any date means the quotient of the Market Value of such asset divided by the applicable Discount Factor Supplied by S&P or the applicable Discount Factor Supplied by Moody's, as the case may be, provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property for the purposes of determining compliance with Paragraph 7(a) as of any date exceed the unpaid principal balance or face amount of such asset an of that date. With respect to the calculation of the aggregate Discounted Value of any Corporate Debt Obligation included in the Corporation's Eligible Portfolio Property, such calculation shall be made using the criteria set forth in the definitions of Corporate Debt Obligations and Market Value. With respect to the calculation of the aggregate Discounted Value of the Corporation's Eligible Portfolio Property for comparison to the Preferred Stock Basic Maintenance Amount, such aggregate Discounted Value shall be the aggregate Discounted Value calculated using Discount Factors Supplied by S&P or the aggregate Discounted Value calculated using the Discount Factors Supplied by Moody's, whichever aggregate Discounted Value is lower. Notwithstanding any other provision hereof, any Type V, VI, VII or VIII Corporate Debt Obligation that has a remaining term to maturity of more than 30 years and any asset to which a Discount Factor is not assigned either S&P or Moody's in Article IV(C) or in an amendment hereof or supplement hereto, shall have a Discounted Value of zero.

     "Dividend Payment Date" has the meaning specified in paragraph 3(b) below.

     "Dividend Period" has the meaning specified in paragraph 3(b) below.

     "Eligible Portfolio Property" means (i) Corporate Debt Obligations (including without limitation commercial paper rated at the time of the Corporation's investment therein at least "A-2"/"P-2" but lower than "A-l+"/"P-l" by the Rating Agencies with a maturity of at least 30 days), Cash, U.S. Government Obligations, Short-Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, GNMA Multifamily Securities, GNMA Graduated Payment Securities and Conventional Mortgage Pass-Through Certificates; provided that, any assets of the Corporation subject to call option obligations shall not constitute Eligible Portfolio Property and (ii) other assets which may be established by the Rating Agencies in their sole discretion and designated in writing to the Company.

     "FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970, and includes any successor thereto.

     "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on one- to four-family residences.

     "FHLMC Multifamily Security" means a "Plan B Multifamily Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the Preferred Stock to fail to retain, the ratings assigned to such Preferred Stock by the Rating Agencies, as evidenced by letters to such effect from the respective Rating Agencies.

     "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

     "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

     "GNMA" means the Governmental National Mortgage Association, and includes any successor thereto.

     "GNMA Certificates" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

     "GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with payments that increase annually at a predetermined rate for up to the first five or ten years of the mortgage loan and that are secured by first-priority mortgages on one- to four-unit residences.

     "GNMA Multifamily Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specific pools of fixed-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the Preferred Stock to fail to retain the rating assigned to such Preferred Stock by the Rating Agencies or evidenced by letters to such effect from the respective Rating Agencies.

     "Holding Election" shall have the meaning set forth in paragraph 5(b).

     "Indenture" means the indenture dated as of December 1, 1988 between the Corporation and Shawmut Bank, N.A., as trustee, pursuant to which the Corporation's Series A Senior Notes were issued.

     "Independent Accountants" means the Corporation's independent accountants, which shall be a nationally recognized accounting firm.

     "Industry Category" means, at any time the Surety Bond is not in effect, as to any Corporate Debt Obligation, any of (i) the industry categories set forth in the following table or (ii) such other industry categories established by the Rating Agencies in their sole discretion and designated in writing to the Corporation.

     1. Aerospace and Defense
     2. Automobile/Auto Parts/Truck Manufacturing
     3. Banks/Savings and Loans/Finance Companies/Consumer Credit
     4. Financial Services - Brokerage/Syndication/Leasing
     5. Real Estate Development/REITS/Building/ Construction
     6. Broadcasting - TV, Cable, and Radio
     7. Publishing
     8. Electrical Equipment/Electronics/Computers
     9. Diversified/Conglomerate Services
    10. Diversified/Conglomerate Manufacturing
    11. Leisure/Amusement/Motion Pictures
    12. Agricultural Chemicals
    13. Chemicals
    14. Food/Tobacco
    15. Beverage
    16. Retail
    17. Consumer Durable Goods/Home Furnishings/Childcare/Toys
    18. Grocery/Convenience Stores
    19. Healthcare/Drugs/Hospital Supplies
    20. Personal Care Products/Cosmetics
    21. Hotel/Gaming
    22. Insurance Companies
    23. Machinery
    24. Metals/Mining
    25. Oil/Natural Gas/Oil Services
    26. Packaging/Containers
    27. Paper/Forest Products/Printing
    28. Pollution Control/Waste Removal
    29. Utilities
    30. Rail/Trucking/Overnight Delivery
    31. Telephone/Communications
    32. Textiles/Apparel
    33. Transportation
    34. Agriculture/Agricultural Equipment
    35. Miscellaneous

     "Initial Dividend Payment Date" has the meaning set forth in paragraph 3(b) below.

     "Initial Dividend Period" has the meaning specified in paragraph 3(b) below.

     "Insurance Agreement" means the Insurance Agreement, dated as of December 1, 1988, by and among the Corporation and the Surety or any other similar insurance agreement with the Surety pursuant to which the Surety Bond is issued.

     "Interest and Dividend Coverage Amount," as of any date of determination, means the sum of:

          (a) the amount of interest on the Notes, if any, due to become payable on or prior to the next Dividend Payment Date, and

          (b) the product of

               (i) the number of shares of Preferred Stock outstanding on such date multiplied by $l00,000,

               (ii) the Applicable Rate in effect as of such date, and

               (iii) a fraction, the numerator of which is the number of days in the Dividend Period ending on the next Dividend Payment Date (determined by including the first day thereof but excluding the last day thereof) and the denominator of which is 360;

               less

               (c) the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of interest on the Notes or dividends on the Preferred Stock.

     "Interest and Dividend Coverage Assets," as of any date of determination, means Deposit Securities with maturity dates not later than the day preceding the next Dividend Payment Date; provided that if interest on the Notes shall be due prior to such Dividend Payment Date, then a portion of such Deposit Securities equal to the amount of such interest shall have maturity dates on or prior to the day preceding the applicable interest payment date; and provided, further, that if the applicable date of determination is a Dividend Payment Date or a date on which interest on the Notes is payable, any Deposit Securities to be applied to the dividends payable on the Preferred Stock or to interest on the Notes on such date shall not be included in Interest and Dividend Coverage Assets.

     "Investment Company Act" means the Investment Company Act of 1940 (15 U.S. Code {Par} 80 et seq.), as amended and in effect from time to time.

     "Lien" has the meaning set forth in paragraph 3(d)(iv), below.

     "Mandatory Asset Coverage Redemption" has the meaning specified in paragraph 5(b).

     "Mandatory Expiration Redemption" has the meaning specified in paragraph 5(b).

     "Mandatory Redemption" means a Mandatory Asset Coverage Redemption, Mandatory Surety Redemption or a Mandatory Expiration Redemption.

     "Mandatory Surety Redemption" has the meaning specified in paragraph 5(b).

     "Market Value" means the amount determined with respect to specific assets of the Corporation in (i) the manner set forth below or (ii) such other manner as is established by the Rating Agencies in their sole discretion and designated in writing to the Corporation.

          (a) as to any Corporate Debt Obligations, (i) the product of (A) the unpaid principal balance of such Corporate Debt Obligation as of the Reporting Date, and (B) the lower of two bid prices for such Corporate Debt Obligation provided by two nationally recognized securities dealers with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the ratings of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be provided to the Auction Agent by the Corporation with the related Portfolio Valuation Report), plus (ii) accrued interest on such Corporate Debt Obligation (unless such accrued interest is payable to the holder of such Corporate Debt Obligation prior to the next Valuation Date), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero;

          (b) the product of (i) as to GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the aggregate unpaid principal amount of the mortgage loans evidenced by each such Certificate or security, as the case may be, as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts shown on the most recent report related to the Certificate or security received by the Corporation prior to the Reporting Date, and as to U.S. Government Obligations and Short-Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements), the face amount or aggregate principal amount of such U.S. Government Obligations or Short-Term Money Market Instruments, as the case may be, and (ii) the lower of the bid prices for the same kind of Certificates, securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the ratings of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property will have a Market Value of zero;

          (c) as to Conventional Mortgage Pass-Through Certificates, the product of (i) the outstanding aggregate principal balance of the mortgage loans underlying the Certificates as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts based on verbal reports of the servicers of the related mortgage loans to the Corporation, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such Certificates, provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the then-current ratings of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Auction Agent with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero; and

          (d) as to Cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short-Term Money Market Instruments, the face value thereof.

     Upon any failure to obtain two bid prices as described in paragraphs (a),
(b) and (c) above, with respect to any item of Eligible Portfolio Property as of any Valuation Date, the Corporation shall notify the Rating Agencies in writing. As used in the definition of Market Value, "in writing" includes telecopies, telexes or other electronic transcription, or a computer-obtained quotation reducible to written form,

     "Minimum Liquidity Level is met" means, as of any date of determination, that the aggregate Market Value of the Interest and Dividend Coverage Assets equals or exceeds the Interest and Dividend Coverage Amount.

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

     "Notes" means collectively (i) the Corporation's Senior Extendible Notes due 1998, Series A and (ii) any other Senior Notes issued pursuant to the Indenture.

     "Notice of Redemption" has the meaning specified in paragraph 5(c)(iv), below.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Corporation.

     "Officer's Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Corporation.

     "Optional Redemption" shall have the meaning specified in paragraph 5(a),

     "Original Issuance Date" means the date on which the Corporation originally issues shares of Preferred Stock.

     "Paying Agent" means Bankers Trust Company and its successor or any other paying agent appointed by the Corporation to perform the functions performed by the Paying Agent.

     "Permitted Bank" means any depository institution or trust company incorporated or licensed to maintain a branch or agency under the laws of the United States or any state thereof or the District of Columbia (i) the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a Person other than such institution or trust company) of which (or which is the principal banking subsidiary of a holding company the long-term unsecured debt obligations of which), at the time of the Corporation's investment therein, or at the time of a contractual commitment providing for such investment, have ratings from the Rating Agencies of at least "AA"/"Aa" and
(ii) the commercial paper (other than such obligations the rating of which are based on the credit of a Person other than such institution or trust company) of which (or which is the principal banking subsidiary of a holding company the commercial paper of which), at the time of the Corporation's investment therein, or at the time a contractual commitment providing for such investment, has ratings from the Rating Agencies of at least "A-1+"/"P-1".

     "Permitted Tax Liens" means liens of general and special taxes and assessments on the property in question.

     "Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

     "Portfolio Calculation" shall have the meaning specified in paragraph 7(b).

     "Portfolio Valuation Report" means an Officer's Certificate delivered to the Auction Agent with the respect to the Valuation of the Eligible Portfolio Property.

     "Preferred Stock Basic Maintenance Amount" means, as of any date on which the Surety Bond is not in effect, (x) the dollar amount equal to (a) the sum of
(i) 100% of the aggregate principal amount of the Notes then outstanding; (ii) $100,250 times the number of shares of Preferred Stock then outstanding; (iii) the aggregate amount of accrued interest on the Notes then outstanding, from the most recent date to which interest has been paid or duly provided for (or, for purposes of calculating the Preferred Stock Basic Maintenance Amount prior to June 1, 1989 then from December 1, 1988) through the next succeeding Valuation Date, plus all interest to accrue on the Notes then outstanding during the 63 days following such Valuation Date; (iv) the aggregate amount of accumulated but unpaid dividends with respect to the Preferred Stock to such date; (v) the aggregate Projected Dividend Amount; (vi) the aggregate principal amount of any then outstanding indebtedness of the Corporation for money borrowed (other than the Notes) and (vii) the greater of $200,000 or the Corporation's current liabilities as of such date to the extent not otherwise reflected in any of (i) through (vi) above, less (b) the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of principal of or interest on the Notes or redemptions of or dividend payments with respect to the Preferred Stock or (y) such other dollar amount calculated by a method established by the Rating Agencies in their sole discretion and designated in writing to the Corporation.

     "Projected Dividend Amount" for the Preferred Stock shall mean, if the date of determination is a Valuation Date, the amount of dividends, based on the number of shares of Preferred Stock outstanding on such Valuation Date, projected to accumulate on such shares from such Valuation Date through the 63rd day after such Valuation Date, at the following dividend rates.

          (a) if the Valuation Date is the Original Issuance Date or a Dividend Payment Date, (i) for the Dividend Period beginning on the Original Issuance Date or such Dividend Payment Date and ending on (but not including) the first following Dividend Payment Date, the Applicable Rate in effect on such Valuation Date, and (ii) for the period beginning on (and including) the first following Dividend Payment Date and ending on (and including) the 63rd day following such Valuation Date, the product of 1.95 and (x) the Maximum Applicable Rate on the Original issuance Date (in the case of the Original Issuance Date) or (y) the Maximum Applicable Rate as of the last occurring Auction Date (in the case of any Dividend Payment
     Date); and

          (b) if such Valuation Date is not the Original Issue Date or a Dividend Payment Date, (i) for the period beginning on such Valuation Date and ending on (but not including) the first following Dividend Payment Date, the Applicable Rate in effect on such Valuation Date, and (ii) for the period beginning on (and including) the first following Dividend Payment Date and ending on (but not including) the sooner of the second following Dividend Payment Date or the 64th day following such Valuation Date, the product of 1.95 and (x) the Maximum Applicable Rate on the Original Issuance Date (in the case of a Valuation Date occurring prior to the first Auction Date) or (y) the Maximum Applicable Rate on the last occurring Auction Date (in the case of any other Valuation Date) and (iii) for the period, if any, beginning on (and including) the second following Dividend Payment Date and ending on (but not including) the 64th day following such Valuation Date, the product of 2.50 and the rate specified in clause (x) or (y) above.

If the date of determination is not a Valuation Date, then the Projected Dividend Amount on such date of determination shall equal the Projected Dividend Amount therefor on the immediately preceding Valuation Date, adjusted to reflect any decrease in the number of shares of Preferred Stock outstanding.

     "Quarterly Valuation Date" means, so long as any shares of Preferred Stock are outstanding, the last Business Day of January, April, July and October of each year, commencing January 31, 1989.

     "Rating Agencies" means, collectively, S&P and Moody's for so long as S&P and Moody's issue ratings for the Preferred Stock, and, at such time as either no longer issue a rating for the Preferred Stock, the remaining Rating Agency.

     "Reporting Date," with respect to any price referred to in the definition of the Market Value of an item of Eligible Portfolio Property, shall mean the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined or, if no such price is available as provided above for such date, the next closest prior date as of which such price is so available; provided, that no such price shall be deemed to be available as of a Reporting Date if such price is not available as of a date within five Business Days next preceding the date as of which the determination of such Market Value is to be made.

     "Required Documentation," with respect to a mortgage loan means:

          (a) the mortgage note or other evidence of indebtedness secured by the mortgage endorsed without recourse in blank or to the trustee or other custodian and accompanied by an assignment thereof

          (b) the mortgage, deed of trust, deed to secure debt or similar security instruments encumbering real property or related documentation, with evidence of recording or filing thereof, in each case accompanied by assignments thereof, executed in blank or to the trustee or other custodian, in recordable form as may be appropriate in the jurisdiction where the property is located and evidence that such assignment has been recorded in the name of the trustee or other custodian, and such trustee or other custodian receives an opinion of counsel (containing only such exceptions as may be permissible under the indenture or other agreement pursuant to which the mortgage loan is pledged to the trustee in connection with the related Conventional Mortgage Pass-Through Certificate) to the effect that, notwithstanding that the assignment of the mortgage has not been recorded, the actions taken with respect to the mortgage loan are sufficient to permit the trustee or other custodian to avail itself of all protection available under applicable law against the claims of any present or future creditors of the issuer, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the mortgage and the related mortgage note by the issuer from being enforceable, or will create a valid assignment of and a valid and perfected lien upon and security interest in a mortgage and related mortgage note, which lien and security interest is (except for the trustee's lien securing certain obligations of the issuer to the trustee as provided in the indenture pursuant to which the mortgage loan is pledged to the trustee in connection with the related Conventional Mortgage Pass-Through Certificate) prior in right to all other security interests therein created or perfected under the Uniform Commercial Code (as in effect in the jurisdiction where the property is located);

          (c) in the case of mortgage notes covered by private mortgage insurance, evidence that such mortgage notes are so insured; and

          (d) a copy of the title insurance policy or an opinion or certificate of counsel stating that the mortgage constitutes a first lien on the premises described in such mortgage (which opinion or certificate may be subject to exceptions for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individuals nor in the aggregate materially interfere with the benefits of the security interest intended to be provided by such mortgage and standard exceptions and exclusions from mortgage title insurance policies).

     "S&P" means Standard & Poor's Corporation or any successor thereto.

     "Scheduled Payment Day" has the meaning specified in paragraph 3 (b) below.

     "Scheduled Payments" means (i) payment of dividends on the Preferred Stock which holders of shares of Preferred Stock would be entitled to receive on each Dividend Payment Date during the term of the Surety Bond in accordance with the terms of the Charter, without regard to whether the Corporation has declared any such dividend or such dividend could have been legally declared by the Corporation, (ii) payment of the redemption price of the Preferred Stock, without regard to whether such redemption could have been legally made by the Corporation, (a) on the last date on which the Corporation was to have redeemed shares of the Preferred Stock as specified in a Surety Redemption Request in the event that the Surety has notified the Surety Custodian that such redemption is to be a Scheduled Payment and (b) on the date on which shares of the Preferred Stock may be required to be redeemed pursuant to a mandatory expiration redemption, and (III) payment of the liquidation preference on shares of the Preferred Stock in the event of a liquidation of the Corporation during the term of the Surety Bond on the dates fixed for payment of such liquidation preference pursuant to the Charter and the Insurance Agreement.

     "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of the Preferred Stock; provided that, at any time that the Surety Bond is in effect, any reference herein to the Securities Depository shall be deemed to refer to the Surety Custodian.

     "Short-Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition by the Corporation of any such instrument the remaining term to maturity therof is not more than 30 days:

          (a) demand deposits in, certificates of deposit of bankers' acceptances issued by, or federal funds sold to, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short-term debt obligations of such depository institution are rated at least "A-1+" by S&P and "P-1" by Moody's;

          (b) repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and the commercial paper or other unsecured short-term debt obligations of which are rated at least "A-1+" by S&P and "P-1" by Moody's, which must be repurchased within one Business Day from the date such repurchase obligation was entered into; and

          (c) commercial paper rated at the time of the Corporation's investment therein at least "A-1+" by S&P and "P-1" by Moody's.

     "Special Redemption Assets" has the meaning specified in paragraph 5(b) below.

     "Subsequent Dividend Period" has the meaning specified in paragraph 3(B) below.

     "Surety" means Financial Security Assurance Inc. or any successor thereto or any other surety under the Surety Bond.

     "Surety Bond" means a surety bond (including the surety bond issued pursuant to the Insurance Agreement) which unconditionally and irrevocably guarantees to each holder of shares of Preferred Stock the Scheduled Payments.

     "Surety Custodian" means Bankers Trust Company and any successor thereto or any other custodian under the Surety Custody Agreement.

     "Surety Custody Agreement" means a custody agreement, dated as of December 1, 1988, by and between the Surety and the Surety Custodian or any other similar agreement in effect at any time that the Surety Bond is in effect.

     "Surety Redemption Request" means a written notice from the surety to the Corporation requesting redemption of shares of the Preferred Stock pursuant to the terms of the Insurance Agreement.

     "Type I Corporate Bonds" means Corporate Bonds whose present rating is "AAA"/"Aaa" by the Rating Agencies.

     "Type II Corporate Bonds" means Corporate Bonds whose present rating is no greater than "AA+"/"Aa1" and no less than " AA-"/"Aa3" by the Rating Agencies.

     "Type III Corporate Bonds" means Corporate Bonds present rating is no greater than "A+"/"A1" and no less than "A-"/"A3" by the Rating Agencies.

         "Type IV Corporate Bonds" means Corporate Bonds whose present rating is no greater than "BBB+"/"Baa1" and no less than "BBB-"/"Baa3" by the Rating Agencies.

     "Type V Corporate Bonds" Means Corporate Bonds whose present rating is no greater than "BB+/"Ba1" and no less than "BB-"/"Ba3" by the Rating Agencies.

     "Type VI Corporate Bonds" means Corporate Bonds whose present rating is no greater then "B+"/"B1" and no less than "B-"/"B3 (subordinated)" by the Rating Agencies.

     "Type VII Corporate Bonds" means Corporate Bonds whose present rating is "CCC+ (subordinated)" by S&P with an implied senior rating of "B-" or greater and rated at least "Caa (subordinated)" by Moody's.

     "Type VIII Corporate Bonds" Means Corporate Bonds whose present rating is "CCC" by S&P with an implied senior rating of "B-" or higher and rated at least "Caa (unsecured subordinated)" by Moody's.

     "U.S. Government Obligations" means direct obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

     "United States" means the United States of America.

     "Valuation Date" means (a) the fifteenth day of each month, or if such day is not a Business Day, the next succeeding Business Day, and (b) the last Business Day of each month; provided, however, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, however, that such date shall be not more than 15 days from the date on which the Surety Bond ceases to be in effect.

     "Vote of a Majority of the Outstanding Voting Securities" (for purposes of the Investment Company Act) means the vote, at the annual or a special meeting of the stockholders of the Corporation duly called, of the lesser of (A) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Corporation are present or represented by proxy; or (B) more than 50% of the outstanding voting securities of the Corporation.

     "Voting Period" has the meaning specified in paragraph 6(b) below.

     2A. Registration of Preferred Stock and Issuance of Custody Receipts

     (a) Except as otherwise provided by applicable law, at any time that the Surety Bond is in effect pursuant to the Insurance Agreement, all outstanding shares of Preferred Stock shall be represented by a stock certificate registered in the name of the Surety Custodian and held by the Surety Custodian in a custody account on behalf of the beneficial holders of such Preferred Stock, and no person acquiring beneficial ownership of shares of Preferred Stock shall be entitled to receive a certificate representing such shares of Preferred Stock. In such event, the Surety Custodian shall issue to the Securities Depository custody receipts evidencing the beneficial holders' ownership of the Preferred Stock, which the Securities Depository will hold of record on behalf of the beneficial holders of shares of Preferred Stock, all pursuant to the Surety Custody Agreement.

     (b) At any such time that the Surety Bond is not in effect, all outstanding shares of Preferred Stock shall be represented by a stock certificate registered in the name of the Securities Depository or its nominee, to be held on behalf of the beneficial holders of shares of Preferred Stock.

     3. Dividends

     (a) Holders of shares of Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum (determined as set forth below) payable on the respective dates set forth below to the holders of record of shares of Preferred Stock as of the Business Day next preceding the payment date.

         (b) Dividends on the shares of Preferred Stock shall accumulate from and including the Original Issuance Date. Accrued dividends shall be payable commencing on the date next succeeding the last day of the 45-day period commencing on the Original Issuance Date (the "Initial Dividend Payment Date") and on each day thereafter which is the date next succeeding the last day of the successive 30-day periods after such date. If any date next succeeding such last day (the "Scheduled Payment Day") is not a Business Day or (if the Paying Agent does not make payments in same-day funds) the day succeeding the Scheduled Payment Day is not a Business Day, dividends payable on such Scheduled Payment Day shall be paid on the first Business Day succeeding such Scheduled Payment Day that is next succeeded by a day which is also a Business Day. Any date on which a dividend on the Preferred Stock is payable pursuant to this paragraph 3(b) is herein called a "Dividend Payment Date." The period beginning on and including the Original Issuance Date and ending on (but not including) the Initial Dividend Payment Date is referred to herein as the "Initial Dividend Period." Each successive period commencing on, and including, the Dividend Payment Date for the preceding Dividend Period and ending on (and including) the day preceding the next succeeding Dividend Payment Date is referred to herein as a "Subsequent Dividend Period" and the Initial Dividend Period and each Subsequent Dividend Period together are sometimes referred to herein as "Dividend Periods."

     (c) (i) The Applicable Rate for the Initial Dividend Period shall be the rate per annum for the Initial Dividend Period set forth in the Corporation's Prospectus covering the initial offering of the Preferred Stock. For the purpose of calculating the rate of dividends per annum payable on shares of Preferred Stock (the "Applicable Rate") for each Subsequent Dividend Period the Corporation shall enter into an agreement with the Auction Agent (the "Auction Agent Agreement"). The Applicable Rate on the shares of Preferred Stock for each Subsequent Dividend Period shall be determined by the Auction Agent in accordance with the Auction Agent Agreement, which shall provide that the Auction Agent will follow the Auction Procedures described in paragraph 8 hereof to determine the Applicable Rate. In the event there is no Auction Agent on the Business Day prior to the first day of a Dividend Period, the Applicable Rate for such Dividend Period shall be equal to the Maximum Applicable Rate (as defined in paragraph 8(a) hereof) that could have resulted pursuant to the Auction Procedures, as determined by the Corporation, on such Business Day. The Corporation shall exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms no less favorable to the Corporation than the terms of the Auction Agent Agreement. If, due to the issuance of a Notice of Redemption, no shares of Preferred Stock are deemed outstanding on any Auction Date, or if no Auction is held on such date for any other reason, the Applicable Rate for the Dividend Period beginning on the Business Day following such Auction Date shall be equal to the Maximum Applicable Rate that could have resulted pursuant to the Auction Procedures, as determined by the Auction Agent (or, if there is no Auction Agent, by the Corporation), on such Business Day.

     (ii) The amount of dividends per share payable on shares of Preferred Stock for each Dividend Period or part thereof shall be determined by the Auction Agent and shall be an amount equal to $100,000 per share of Preferred Stock multiplied by the product of (1) the Applicable Rate for such Dividend Period and (2) a fraction, the numerator of which shall be the actual number of days in such Dividend Period or part thereof and the denominator of which shall be 360. All dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half (0.5) cent being rounded up).

     (d) (i) The Corporation will not issue any series of any class of stock which is senior to or on a parity with the Preferred Stock. No holders of shares of Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in this paragraph 3, on shares of Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payments on any shares of the Preferred Stock that may be in arrears.

     (ii) For so long as shares of Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution in respect of the Common Stock or any other stock of the Corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other stock of the Corporation ranking junior to the shares of Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the Preferred Stock Basic Maintenance Amount would be achieved, if at such time the Surety Bond is not in effect, (B) such transaction is on a Dividend Payment Date, (C) such transaction would not violate applicable law (including, without limitation, Section 18(a) of the Investment Company Act and Maryland law) and
(D) full cumulative dividends on all shares of Preferred Stock for all Dividend Periods ending on or prior to such Dividend Payment Date have been declared and paid (or sufficient Deposit Securities shall have been set apart for their payment).

     If on any Dividend Payment Date as of which the Surety Bond is in effect, the Corporation defaults in making dividend payments on shares of Preferred Stock and the Surety makes such payments to the holders of shares of Preferred Stock, the Surety thereafter shall be subrogated to all rights of the holders of shares of Preferred Stock to receive such dividend payments.

     (iii) Any dividend payment made on the shares of Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

     (iv) At any time that shares of Preferred Stock are outstanding and the Surety Bond is not in effect, the Corporation shall not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind (collectively "Liens") upon any of its Eligible Portfolio Property, except for (A) Liens the validity of which are being contested in good faith by appropriate proceedings, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered by the Auction Agent or the Trustee with respect to the Notes in connection with the Preferred Stock or the Notes and (D) Liens otherwise incurred in connection with borrowings made in the ordinary course of business in accordance with the Corporation's stated investment objective, policies and restrictions,

     (e) Not later than noon on the Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities consituting immediately available funds in an amount sufficient to pay the dividends that are payable on such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

     (f) Dividends in arrears for any past Dividend Period may be declared and paid to the holders of shares of Preferred Stock at any time, without reference to any regular Dividend Payment Date.

     4. Liquidation Rights

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors (including the holders of Notes) but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $100,000 per share, plus an amount equal to all accumulated and unpaid dividends accrued to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), but such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

     (b) If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full.

     (c) Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Corporation of all or substantially all of its property and assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 4.

     5. Redemption

     Shares of the Preferred Stock shall be redeemable by the Corporation as provided below:

     (a) Optional Redemption. At its option, the Corporation may, out of funds legally available therefor (giving consideration to all applicable legal restraints, including, without limitation, the restraints imposed by Section 18(a) of the Investment Company Act and Maryland Law), upon at least 15 but not more, than 30 days notice, or such longer notice period as is required by applicable law, pursuant to a Notice of Redemption (as defined below), redeem shares of Preferred Stock, in whole or in part (an "Optional Redemption"), at $100,000 per share plus an amount equal to the accrued and unpaid dividends on such shares (whether or not earned or declared by the Corporation, but excluding interest thereon) to the redemption date; provided, however, it such redemption is not made on a Dividend Payment Date, it will be made at a price equal to $100,250 plus an amount equal to all accumumulated and unpaid dividends through the date of redemption.

     (b) Mandatory Redemption. (i) If the Surety Bond is then in effect, the Corporation shall be obligated (A) to redeem, out of funds legally available therefor, no later than the last day specified for redemption of shares of Preferred Stock pursuant to a Surety Redemption Request, the number of shares of Preferred Stock specified in such Surety Redemption Request (a "Mandatory Surety Redemption") and (B) to redeem, out of funds legally available therefor, all shares of Preferred Stock at least one full Business Day prior to any expiration date of the Surety Bond if, 190 days prior to such expiration date, the Corporation shall have failed to obtain from the Surety an extension of the term of the Surety Bond pursuant to its terms (a "Mandatory Expiration Redemption"); provided that, subject to the terms of the Insurance Agreement, no Mandatory Expiration Redemption shall be required if the Corporation shall have obtained notice in writing from the respective Rating Agencies that such expiration of the Surety Bond will not adversely affect the then-current ratings of the Preferred Stock whether through obtaining a substitute Surety Bond or otherwise. A Notice of Redemption shall be given to the holders of shares of Preferred Stock being redeemed at least 15 but not more than 30 days (or such longer notice period as is required by applicable law) prior to the date of any Mandatory Redemption. A holder of shares of Preferred Stock may elect not to have its shares redeemed pursuant to a Mandatory Expiration Redemption by giving notice to the Corporation or the Paying Agent at least five days prior to the redemption date of such Holder's election to continue to hold its shares of Preferred Stock (the "Holding Election").

     (ii) If, at any such time as the Surety Bond is not in effect, the Corporation shall default in the performance or observance of any covenant contained in paragraph 7(a)(i) through (iii) hereof, and such default shall not have been cured prior to the close of business on the Cure Date, then the Corporation shall (A) redeem, out of funds legally available therefor (giving consideration to all applicable legal restraints, including, without limitation, the restraints imposed by Section 18(a) of the Investment Company Act and Maryland law), the minimum number of shares the redemption of which, if deemed to have occurred on the Valuation Date with respect to which the requirements of
Section 7(a)(i) through (iii) were not met, could have been effected using the proceeds from the deemed sale of "Special Redemption Assets," (B) notify the Paying Agent in writing by the close of business on the second Business Day following the Cure Date of its intention to redeem the number of whole shares of Preferred Stock calculated in clause (A) above (a "Mandatory Asset Coverage Redemption") and (C) give to the holders of such shares of Preferred Stock at least 15 but not more than 30 days (or such longer notice period as is required by applicable laws prior to the redemption date, a Notice of Redemption (which shall specify a mandatory redemption date not more than 45 days after the Valuation Date on which the Corporation defaulted in the performance or observance of such covenant) with respect to the redemption of such shares. The Corporation need not liquidate the Special Redemption Assets; however, assets liquidated to effect the redemption must have the same respective Discounted Values as the Special Redemption Assets. For purposes hereof, "Special Redemption Assets" shall mean such portfolio holdings as are identified by the Corporation in its sole discretion, the deemed sale of which for Cash on the applicable Valuation Date on which the requirements of paragraph 7(a)(i) through
(iii) were not met would have caused the requirements of paragraph 7(a)(i) to have been satisfied on a pro forma basis as of such Valuation Date.

     (iii) Any Mandatory Redemption will be made at a price equal to S100,000 per share plus accumulated and unpaid dividends through the date of redemption (whether or not earned or declared by the Corporation), except that if any such redemption is not made on a Dividend Payment date, it will be made at a price equal to $100,250 plus accumulated and unpaid dividends through the date of redemption (whether or not earned or declared by the Corporation). Such redemptions may only be made by the Corporation to the extent permitted under the Securities Exchange Act and Maryland law and provided neither principal nor interest payments with respect to the Notes are then in default.

     (c) General Provisions for Redemptions. (i) Notwithstanding the other provisions of this paragraph 5, the Corporation may redeem shares of Preferred Stock only to the extent permitted under the Investment Company Act, Maryland law and the Indenture.

     (ii) Notwithstanding the other provisions of this paragraph 5, no shares of Preferred Stock may be redeemed other than as specified in the following proviso unless all accumulated and unpaid dividends on all outstanding shares of Preferred Stock for all past Dividend Periods shall have been or are contemporaneously paid or declared and Deposit Securities maturing on or prior to the date fixed for redemption are set apart for the payment of such dividends; provided, however, that the Corporation may, without regard to such limitations, redeem, purchase or otherwise acquire shares of Preferred Stock (A) as a whole, pursuant to a Mandatory Redemption or an Optional Redemption or (B) pursuant to a purchase or exchange offer made for all of the outstanding shares of Preferred Stock to the extent permitted under the Investment Company Act, Maryland law and the Charter.

     (iii) If fewer than all the outstanding shares of Preferred Stock are to be redeemed by Mandatory Redemption or Optional Redemption, the shares to be redeemed shall be identified by the Board of Directors of the Corporation by lot or by such other method as the Corporation shall deem fair and equitable.

     (iv) Whenever shares of the Preferred Stock are to be redeemed, the Corporation shall mail, within the time periods specified in paragraphs 5(a) and 5(b), a written notice of redemption by first-class mail, postage prepaid, to each holder of shares of Preferred Stock to be redeemed (a "Notice of Redemption"), as its name and address appear on the Stock Books, and to the Auction Agent. The Notice of Redemption shall also be published on or about the date thereof in The Wall Street Journal (National Edition) or, if such notice cannot be published therein, then in a comparable newspaper printed in the English language and of general circulation in New York City). Each Notice of Redemption shall state (A) the redemption date, (B) the redemption price, (C) the number of shares of Preferred Stock to be redeemed, (D) the place or places where such shares of Preferred Shares are to be redeemed, (E) that dividends on the shares to be redeemed will cease to accumulate on such redemption date, (F) the provision of the Charter under which the redemption is being made and (G) if such redemption is a Mandatory Expiration Redemption, that any holder of shares of Preferred Stock may elect not to have its shares redeemed by giving notice thereof to the Corporation or the Paying Agent at least five days prior to the redemption date. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except an required by applicable law.

     (v) Following delivery of notice to the Paying Agent of the Corporation's intention to redeem shares of Preferred Stock pursuant to paragraph 5(a), (A) such shares of Preferred Stock and (B) Special Redemption Assets identified by the Corporation with respect to such shares of Preferred Stock shall thereafter be excluded from the calculation of Preferred Stock Basic Maintenance Amount and Portfolio Calculation if the provisions of paragraph 7 hereof are in effect at such time.

     (vi) On each redemption date, the Securities Depository shall surrender the certificate evidencing the shares of Preferred Stock. Each holder of shares of Preferred Stock that were called for redemption, and who did not exercise the Holding Election, shall then be entitled to receive payment of the redemption price for each such share. If less than all of the shares represented by such certificates are to be redeemed, the Corporation shall issue a new certificate for the shares not redeemed.

     (vii) Should the Corporation give a Notice of Redemption, then no later than the Business Day next preceding the date fixed for redemption, the Corporation shall deposit with the Paying Agent Deposit Securities constituting immediately available funds in an amount sufficient to redeem the shares of Preferred Stock to be redeemed. In such event the Corporation shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders of shares of Preferred Stock called for redemption, and who did not exercise a Holding Election, upon the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. The Deposit Securities deposited with the Paying Agent pursuant to the immediately preceding sentence and the shares of Preferred Stock to be redeemed shall be excluded from the calculation of Preferred Stock Basic Maintenance Amount and Portfolio Calculation (if applicable at such time). Upon the date of such deposit, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the holders of the shares of Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the redemption price thereof (inclusive of accumulated but unpaid dividends, but without any interest) against delivery by book entry of such shares of Preferred Stock, and such shares shall no longer be deemed outstanding for any purpose; provided, however, this sentence shall not apply to holders of shares of Preferred Stock who have exercised the Holding Election and who shall retain all rights granted to holders pursuant to the Charter. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate redemption price of the shares of Preferred Stock called for redemption and for which the Holding Election was not exercised, on such date and any remaining Deposit Securities. Any assets so deposited which are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Preferred Stock so called for redemption, who did not exercise the Holding Election, may look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

     (viii) Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation may not be reissued, shall not be deemed outstanding, and shall be retired and cancelled. In no event shall such shares of Preferred Stock have any voting rights. Shares of Preferred Stock with respect to which a Notice of Redemption has been given as provided in paragraph 5(c)(iv) and whose holders have not elected to retain their shares pursuant to the last sentence of Paragraph 5(b)(i) (if applicable) shall not be deemed outstanding for purposes of the Auction Procedures set forth in paragraph 8 hereof.

     (ix) In addition to redemption rights expressly established under the Charter, the Corporation may redeem or repurchase shares of Common Stock to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act and by the Charter,

     (x) If the Corporation shall not have funds legally available for the redemption of all the shares of the Preferred Stock to be redeemed on any redemption date (or is otherwise legally unable to effect such redemption), the corporation shall redeem on such redemption date the number of shares of Preferred Stock as it shall have legally available funds to redeem, ratably from each holder of shares of Preferred Stock whose shares are to be redeemed and the remainder of the shares of the Preferred Stock required to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall first have funds legally available for the redemption of such shares pursuant to a Notice of Redemption given to the holders of such shares of Preferred Stock at least 15 but not more than 30 days (or such longer notice period as is required by applicable law) prior the redemption date.

     (xi) If on any date on which the payment of the redemption price would constitute a Scheduled Payment and the Surety Bond is in effect, the Corporation defaults in making payment of such redemption price and the Surety makes such Scheduled Payments to holders of shares of Preferred Stock called for redemption, the Surety, thereafter, shall be subrogated to all the rights of such holders with respect to their shares of Preferred Stock.

     6. Voting Rights

     (a) General. Each holder of shares of Preferred Stock shall be entitled to one vote per S1000 of liquidation preference of each share of Preferred Stock without regard to any liquidation preference related to accumulated and unpaid dividends (i.e., 100 votes per share); provided that all the votes represented by a single share of Preferred Stock must be voted together, on each matter submitted to a vote of stockholders of the Corporation and, except as otherwise provided in the Charter or by Maryland law, the holders of Preferred Stock and the holders of Common Stock of the Corporation shall vote together as one class on all matters submitted to the stockholders; provided, however, that at any meeting of the stockholders of the Corporation held for the election of directors, the holders of Preferred Stock shall be entitled as a class, to the exclusion of the holders of the Common Stock, to elect two directors of the Corporation; provided, further, that the identity of the two directors representing the holders of Preferred Stock on and after the Restatement Date until the first meeting of the Corporation's stockholders following the Restatement Date may be designated by the Board of Directors. Subject to paragraph 6(b) hereof, the holders of the shares of Common Stock and Preferred Stock shall vote as a single class for the election of the balance of the directors.

     (b) Right to Elect Majority of Board of Directors. (i) During any period commencing with the Corporation's failure to pay dividends on shares of the Preferred Stock in an amount equal to two full years of dividends (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the number of directors then constituting the Board of Directors, shall (together with the two directors elected by the holders pursuant to paragraph 6(a)) constitute a majority of the total number of the directors of the Corporation as increased, and the holders of shares of Preferred Stock shall be entitled, voting as a single class on a 100-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect the smallest number of additional directors of the Corporation that shall constitute a majority of the total number of directors of the Corporation so increased.

     (ii) The Voting Period and the voting rights so created upon the occurrence of the conditions set forth in this paragraph 6(b) shall continue unless and until all accumulated and unpaid dividends on the then outstanding shares of Preferred Stock including the accumulated and unpaid dividends as of the last preceding Dividend Payment Date shall have been paid or declared and sufficient funds set apart for the payment of such dividends. Upon the termination of a Voting Period, the voting rights described in paragraph 6(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of the event described in such paragraph 6(b)(i).

     (c) Voting Procedures. (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect directors pursuant to paragraph 6(b)(i), the Corporation shall notify the Auction Agent and the Auction Agent shall call a special meeting of the holders of shares of Preferred Stock by mailing a notice of such special meeting to the holders of shares of Preferred Stock not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting (as provided above), it may be called by any holder of shares of Preferred Stock on like notice. The record date for determining the holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting at which directors are elected held during a Voting Period, the holders of shares of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 6(b)(i) above on a 100-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of shares of Preferred Stock present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

     (ii) For purposes of determining any rights of the holders of shares of Preferred Stock to vote on any matter, whether such right is created by the Charter, by statute or otherwise, no holder of shares of Preferred Stock shall be entitled to vote and no share of Preferred Stock shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose, the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 5(c)(iv) and such holder shall not have exercised the Holding Election.

     (iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of shares of Preferred Stock to elect directors pursuant to paragraph 6(b) shall continue, notwithstanding the election at such meeting by the holders of shares of Preferred Stock of the number of directors that they are entitled to elect, and the persons so elected by the holders of shares of Preferred Stock, together with the incumbent directors, shall constitute the duly elected directors of the Corporation.

     (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the directors elected by the holders of shares of Preferred Stock pursuant to paragraph 6(b)(i) shall terminate, the persons who shall have been serving as directors immediately prior to such voting period and who are incumbent shall constitute the directors of the Corporation and the voting rights of the holders of shares of Preferred Stock to elect directors pursuant to paragraph 6(b)(i) shall cease.

     (v) The directors elected by the holders of shares of Preferred Stock pursuant to paragraphs 6(a) and 6(b)(i) shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of a majority of outstanding shares of the Preferred Stock. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise (in the case of directors subject to election by the holders of Preferred Stock) may be filled only by vote of the holders of Preferred Stock outstanding or (subject to the provisions of any applicable law) by a majority of the remaining directors (or the remaining director) who were elected by the holders of shares of Preferred Stock. Any other vacancy on the Board of Directors during a Voting Period shall, to the extent permitted by applicable law, be filled by a vote of the remaining directors or the holder or holders of the Corporation's outstanding Common Stock and Preferred Stock, voting as a single class.

     (d) Surety Voting. At any time that the Preferred Stock is held by the Surety Custodian pursuant to paragraph 2A hereof and the Surety Custody Agreement, voting rights with respect to shares of Preferred Stock will be exercised by the Surety Custodian in accordance with instructions given by the beneficial holders of the shares of Preferred Stock; provided, however, that at any time that the Surety Custodian has made a claim for payment under, and the Surety has made Scheduled Payments pursuant to, the Surety Bond, the Surety Custodian will vote the Preferred Shares with respect to which such Scheduled Payments have been made under the Surety Bond in accordance with instructions given by the Surety. The right of the Surety to instruct the Surety Custodian with respect to voting such shares of Preferred Stock shall terminate when the Corporation has made payments on the shares of Preferred Stock with respect to which the Scheduled Payments were made by the Surety or the Corporation has reimbursed the Surety for such Scheduled Payments and shall be reinstated if the Surety makes additional Scheduled Payments pursuant to the Surety Bond.

     (e) Exclusive Remedy. Unless otherwise required by law, the holders of shares of Preferred Stock shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay any dividends on the shares of Preferred Stock, the exclusive remedy of the holders of shares of Preferred Stock shall be the right to vote for directors pursuant to the provisions of this paragraph 6. In no event shall the holders of shares of Preferred Stock have any right to sue for, or bring a proceeding with respect to, such dividends or damages for the failure to receive the same.

     7. Asset and Liability Coverage

     (a) Preferred Stock Basic Maintenance Amount Required Under Certain Circumstances. (i) At any such time as the Surety Bond is not in effect and any of the shares of Preferred Stock are outstanding, the Corporation will maintain, on each Valuation Date, Eligible Portfolio Property having an aggregate Discounted Value at least equal to the Preferred Stock Basic Maintenance Amount, each as of such Valuation Date.

     (ii) To the extent that this paragraph 7(a) is applicable at any such time, on or before 5:00 P.M., Boston time, on the third Business Day after each Valuation Date, the Corporation shall complete and deliver to the Auction Agent a Portfolio Valuation Report, which will be deemed to have been delivered to the Auction Agent (A) if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof, or (B) if the Auction Agent receives a telecopy, telex or other electronic transcription setting forth at least the applicable Discounted Value of the aggregate of all Eligible Portfolio Property (the "Portfolio Calculation") and the Preferred Stock Basic Maintenance Amount each as of the relevant Valuation Date and on the same day the Corporation mails to the Auction Agent for delivery on the next Business Day the full Portfolio Valuation Report. A failure by the Corporation to deliver a Portfolio Valuation Report under this paragraph 7(a)(ii) shall be deemed to be delivery of a Portfolio Valuation Report indicating a value for all Eligible Portfolio Property of less than the Preferred Stock Basic Maintenance Amount, as of the relevant Valuation Date.

     (iii) To the extent that this paragraph 7(a) is applicable at any such time, within three Business Days after the date of delivery to the Auction
Agent of a Portfolio Valuation Report in accordance with paragraph 7(a)(ii) above relating to a Quarterly Valuation Date, the Corporation shall deliver to the Auction Agent a letter reviewing the Portfolio Calculation, prepared by the Corporation's Independent Accountants, relating to such Portfolio Valuation Report substantially to the effect that (A) the Independent Accountants have read the Portfolio Valuation Report for the current Quarterly Valuation Date (the "Report"); (3) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting eligible portfolio market value are numerically correct; (C) with respect to the Preferred Stock Basic Maintenance Amount, the results of the calculation set forth in the Report have been recalculated and are numerically correct; (D) with respect to the excess or deficiency of the Discounted Value amount when compared to the Preferred Stock Basic Maintenance Amount, the results of the calculation set forth in the Report have been recalculated and are numerically correct; (E) with respect to the Rating Agencies, ratings on Corporate Debt Obligations, issuer name, issue size and coupon rate listed in the Report, that information has been traced and agrees with the information listed in The Standard & Poor's Bond Guide (in the event such information does not agree or such information is not listed in The Standard & Poor's Bond Guide, the Independent Accountants will inquire of the Rating Agencies what such information is, and provide a listing in their letter of such differences, if any); and (F) with respect to the lower of two bid prices (or alternative permissible factors used in calculating the Market Value) provided by the custodian of the Corporation's assets to the Corporation for purposes of valuing securities in the portfolio, the Independent Accountants have traced the price used in the Report to the lower of the two bid prices listed in the report provided by such custodian and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their letter of such differences). If any letter reviewing the Portfolio Calculation delivered pursuant to this paragraph shows that an error was made in the Portfolio Valuation Report for such Quarterly Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall promptly amend the Portfolio Valuation Report and deliver the amended Portfolio Valuation Report to the Auction Agent.

     (iv) To the extent that this paragraph 7(a) is applicable at any such time, the Corporation shall deliver an Officers' Certificate to the Auction Agent as of the fifteenth of each month (and if such day is not a Business Day, then the next succeeding Business Day) and the last Business Day of each month certifying, to the best knowledge of the Officers signing such Officers' Certificate, the Portfolio Calculation as of such Business Day and the Preferred Stock Basic Maintenance Amount as of such Business Day.

         (b) Liquidity Coverage. (i) At any such time as the Surety Bond is not in effect and any shares of Preferred Stock are outstanding, the Corporation shall determine as of each Valuation Date (A) the Market Value of the Interest and Dividend Coverage Assets owned by the Corporation as of that Valuation Date,
(B) the Interest and Dividend Coverage Amount on that Valuation Date, and (C) whether the Minimum Liquidity Level is met as of that Valuation Date. The calculations of the Interest and Dividend Coverage Assets, the Interest and Dividend Coverage Amount and whether the Minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity") dated as of the Valuation Date. The Portfolio Valuation Report and the Certificate of Minimum Liquidity may be combined in one certificate. To the extent that this paragraph 7(b) shall be applicable at any such time, the Corporation shall cause the Certificate of Minimum Liquidity to be delivered to the Auction Agent not later than the close of business on the third Business Day after the Valuation Date. The Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Corporation has timely delivered a Certificate of Minimum Liquidity relating to such date, which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to the Auction Agent when required pursuant to this paragraph 7(b), the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

     (ii) To the extent that this paragraph 7(b) shall be applicable at any such time, if the Minimum Liquidity Level is not met as of any Valuation Date, then the Corporation shall purchase or otherwise acquire Interest and Dividend Coverage Assets (with the proceeds from the Liquidation of Eligible Portfolio Property or otherwise) to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Corporation shall, by such fifth Business Day, provide to the Auction Agent a Certificate of Minimum Liquidity setting forth the calculations of the Interest and Dividend Coverage Assets and the Interest and Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Corporation's assets confirming the amount of the Corporation's Interest and Dividend Coverage Assets as of such fifth Business Day.

     8. Auction Procedures

     (a) Certain Definitions. Capitalized terms not defined in this paragraph 8(a) shall have the respective meanings specified in paragraph 2. As used in this paragraph 8, the following terms shall have the following meanings, unless the context otherwise requires:

     (i) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation.

     (ii) "Agent Members" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

     (iii) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 8.

     (iv) "Auction Date" shall mean the first Business Day preceding the first day of the next Dividend Period.

     (v) "Available Preferred Stock" shall have the meaning specified in paragraph 8(d)(i)(A) below.

     (vi) "Bid" and "Bids" shall have the respective meanings specified in paragraph 8(b)(i) below.

     (vii) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 8(b)(i) below.

     (viii) "Broker-Dealer" shall mean Drexel Burnham Lambert Incorporated and any other broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 8, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

     (ix) "Broker-Dealer Agreements" shall mean agreements between the Auction Agent and Drexel Burnham Lambert Incorporated and similar agreements with one or more other Broker-Dealers pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 8.

     (x) "Commercial Paper Dealers" means Drexel Burnham Lambert Incorporated and any of its Affiliates or any of their respective successors.

     (xi) "Existing Holder," when used with respect to shares of Preferred Stock, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such shares of Preferred Stock in the records of the Auction Agent.

     (xii) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 8(b)(i) below.

     (xiii) "Master Purchaser's Letter" shall mean a letter addressed to the Corporation, the Auction Agent and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell auction rate securities as set forth in this paragraph 8.

     (xiv) "Maximum Applicable Rate" and "Minimum Applicable Rate" on any Auction Date shall be 175% and 90%, respectively, of the 30-day "AA" Composite Commercial Paper Rate at the close of business on the Business Day next preceding the Auction Date.

     (xv) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of Preferred Stock (or, in the case of an Existing Holder, additional shares of Preferred Stock).

     (xvi) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph 8(b)(i) below.

     (xvii) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date (as specified by the Auction Agent from time to time) by which Broker-Dealers are required to submit Orders to the Auction Agent.

     (xviii) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 8(d)(i) below.

     (xix) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragaph 8(d)(i) below.

     (xx) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

     (xxi) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 8(d)(i) below,

     (xxii) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 8(d)(i) below.

     (xxiii) "30-day AA Composite Commercial Paper Rate" on any date, means (i) the interest equivalent of the 30-day rate on commercial paper on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 30-day rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the 30-day "AA" Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, the Auction Agent will retain a dealer to provide such quotations.

     (xxiv) "Winning Bid Rate" shall have the meaning specified in paragraph 8(d)(i) below.

     (b) Orders by Existing Holders and Potential Holders. (i) On or prior to the Submission Deadline on each Auction Date:

          (A) each Existing Holder, with respect to shares of Preferred Stock it then holds, may submit to a Broker-Dealer by telephone or otherwise information as to:

               (1) the number of shares, if any, of Preferred Stock held by such Existing Holder which such existing Holder desires to continue to hold without regard to the Applicable Rate for the next Dividend Period;

               (2) the number of shares, if any, of Preferred Stock which such Existing Holder desires to continue to hold if the Applicable Rate for the next Dividend Period shall not be less than the rate per annum then specified by such Existing Holder;

               (3) the number of shares, if any, of Preferred Stock held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

          (B) Each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purposes of conducting a competitive Auction, shall contact Potential Holders on such lists to determine the number of shares, if any, of Preferred Stock which such Potential Holders offer to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

     For the purposes hereof, the communication to a Broker-Dealer of information referred to in this paragraph 8(b) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (A)(l) of this paragraph 8(b) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in Clause (A)(2) or (B) of this paragraph 8(b) is hereinafter referred to as "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (A)(3) of this paragraph 8(b) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

     (ii) As a condition to participating in any Auction, each prospective purchaser of shares of Preferred Stock shall be required to sign and deliver two copies to the Auction Agent, and one copy to a Broker-Dealer, of a Master Purchaser's Letter, in which such prospective purchaser will agree, among other things, that:

          (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of shares of Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

               (2) such specified number or a lesser number of shares of Preferred Stock to be determined as set forth in clause (D) of paragraph 8(e)(i) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

               (3) such specified number or a lesser number of shares of Preferred Stock to be determined as set forth in clause (C) of paragraph 8(e)(ii) if the rate specified therein shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

          (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of shares of Preferred Stock specified in such Sell Order; or

               (2) such specified number or a lesser number of shares of Preferred Stock as set forth in clause (C) of paragraph 8(e)(ii) if Sufficient Clearing Bids do not exist.

          (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (1) the number of shares of Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate therein; or


               (2) such specified number or a lesser number of shares of Preferred Stock as set forth in clause (E) of paragraph 8(e)(i) of the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

     (c) Submission of Orders by Broker-Dealers to Auction Agent. (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer for the Auction to be conducted on such Auction Date and shall specify with respect to each Order:

          (A) the name of the Bidder placing such Order;

          (B) the aggregate number of shares of Preferred Stock that are the subject of such Order;

          (C) to the extent that such Bidder is an Existing Holder the number of shares, if any, of Preferred Stock subject to any:

               (1) Hold Order placed by such Existing Holder;

               (2) Bid placed by such Existing Holder and the rate specified in such Bid; and

               (3) Sell Order placed by such Existing Holder; and

          (D) to the extent such Bidder is a Potential Holder the rate specified in such Potential Holder's Bid.

     (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001 of 1%).

     (iii) If an Order or Orders covering all of the shares of Preferred Stock held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of shares of Preferred Stock held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

     (iv) If one or more Orders covering in the aggregate more than the number of shares of Preferred Stock held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

          (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of outstanding shares of Preferred Stock held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Preferred Stock subject to such Hold Orders exceeds the number of shares of Preferred Stock held by such Existing Holder, the number of shares of Preferred Stock subject to each such Hold Order shall be reduced pro rata so that such Hold Order shall cover the number of shares of Preferred Stock held by such Existing Holder;

          (B) (1) any Bid shall be considered valid up to and including the excess of the number of shares of Preferred Stock held by such Existing Holder over the number of shares of Preferred Stock subject to any Hold Orders referred to in clause (iv)(A) of paragraph 8(c);

               (2) subject to subclause (1), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of shares of Preferred Stock subject to such Bids is greater than the excess described in subclause (1), the number of shares of Preferred Stock subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Preferred Stock equal to such excess;

               (3) subject to subclause (1), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and

               (4) the number, if any, of such shares of Preferred Stock subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

          (C) any Sell Order shall be considered valid up to and including the excess of the number of shares of Preferred Stock held by such Existing Holder over the sum of the shares of Preferred Stock subject to valid Hold Orders referred to in clause (iv)(A) of paragraph 8(c) and valid Bids by such Existing Holder referred to in clause (iv)(B) of paragraph 8(c), provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of Preferred Stock subject to such Sell Orders is greater than such excess, the number of shares of Preferred Stock subject to such Sell Orders shall be reduced Pro rata so that such Sell Orders shall cover the number of shares of Preferred Stock equal to such excess.

     (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Preferred Stock therein specified.

     (vi) If any rate specified in any Bid is lower than the Minimum Applicable Rate for the Dividend Period with respect to which such Bid is made, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Applicable Rate.

     (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (i) Not earlier than the Submission Deadline, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

          (A) the excess of the total number of shares of Preferred Stock over the number of shares of Preferred Stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Stocks");

          (B) from the Submitted Orders whether the number of shares of Preferred Stock that are subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

               (1) the number of shares of Preferred Stock that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

               (2) the number of shares of Preferred Stock that are subject to Submitted Sell Orders;

     in the event of such excess or such equality (other than because all of the shares of Preferred Stock are the subject of Submitted Hold Orders), such Submitted Bids are hereinafter referred to collectively as "Sufficient Clearing Bids"; and

          (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

               (1) each Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bids; and

               (2) each Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling those Potential Holders to purchase the shares of Preferred Stock that are the subject of such Submitted Bids, would result in such Existing Holders described in subclause (1) above continuing to hold an aggregate number of shares of Preferred Stock which, when added to the number of shares of Preferred Stock to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available Preferred Stock.

     (ii) Promptly after the Auction Agent has made the determination pursuant to paragraph 8(d)(i) the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on all such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

          (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

          (B) if Sufficient Clearing Bids do not exist (other than because all of the outstanding shares of Preferred Stock are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

          (C) if all the shares of Preferred Stock are the subject of Submitted Hold Orders, that the Applicable Rate for Preferred Stock for the next succeeding Dividend Period shall be equal to the Minimum Applicable Rate.

     (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocations of Shares. Existing Holders shall continue to hold the shares of Preferred Stock that are the subject of Submitted Hold Orders, and, based on the determination made pursuant to paragraph 8(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

     (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 8(e)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

          (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Preferred Stock that are the subject of such Submitted Sell Orders or Submitted Bids;

          (B) the Submitted Bid of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted thus entitling each such Exisiting Holder to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bid;

          (C) the Submitted Bid of each Potential Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted and such Potential Holder shall purchase the number of shares of Preferred Stock subject to such Submitted Bid;

          (D) the Submitted Bid of each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Preferred Stock that are subject of such Submitted Bid, unless the number of shares of Preferred Stock subject to all such Submitted Bids shall be greater than the number of shares of Preferred Stock equal to the excess of the Available Preferred Stock over the number of shares of Preferred Stock subject to Submitted Bids described in clauses (B) and (C) of this paragraph 8(e)(i) (the "Remaining Shares"). In such event such Existing Holder shall be required to sell shares of Preferred Stock subject to such Submitted Bid, but only in an amount equal to the difference between (x) the number of shares of Preferred Stock then held by such Existing Holder subject to such Submitted Bid and (y) the number of shares of Preferred Stock obtained by multiplying the number of Remaining Shares by a fraction the numerator of which shall be the number of shares of Preferred Stock held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of shares of Preferred Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

          (E) the Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of shares of Preferred Stock obtained by multiplying the difference between the Available Preferred Stock and the number of shares of Preferred Stock subject to Submitted Bids described in clauses
     (B), (C) and (D) of this paragraph 8(e)(i) by a fraction the numerator of which shall be the number of shares of Preferred Stock subject to such Submitted Bid and the denominator of which shall be the sum of the number of shares of Preferred Stock subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

     (ii) If Sufficient Clearing Bids have not been made (other than because all of the outstanding shares of Preferred Stock are the subject of Submitted Hold Orders), subject to the provisions of paragraph 8(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

          (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holders to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bid;

          (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted and such Potential Holder shall purchase the number of shares of Preferred Stock subject to such Submitted Bid; and

          (C) the Submitted Bid of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Preferred Stock that are the subject of such Submitted Bid, and the Submitted Sell Order of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (x) the number of shares of Preferred Stock then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (y) the number of shares of Preferred Stock obtained by multiplying the difference between the Available Preferred Stock and the aggregate number of shares of Preferred Stock subject to Submitted Bids described in clauses (A) and (B) of this paragraph 8(e)(ii) by a fraction the numerator of which shall be the number of shares of Preferred Stock held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of shares of Preferred Stock subject to all such Submitted Bids and Submitted Sell orders.

     (iii) If, as a result of the procedures described in paragraphs 8(e)(i) or 8(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Preferred Stock on any Auction Date, the Auction Agent shall, in such manner as it shall determine, round up or down the number of shares of Preferred Stock to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Preferred Stock, even if such allocation results in one or more of such Potential Holders not purchasing shares of Preferred Stock on such Auction Date or any Existing Holder not selling shares of Preferred Stock on such Auction Date.

     (iv) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of Preferred Stock to be purchased and the aggregate number of shares of Preferred Stock to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Preferred Stock.

     (f) Participation in Auctions. Neither the Corporation nor any Affiliate of the Corporation may submit an Order in any Auction.

     (g) Miscellaneous. (i) The Board of Directors of the Corporation may interpret the provisions of this paragraph 8 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Preferred Stock. If such inconsistency, ambiguity or defect reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances as permitted by law, authorize the filing of a Certificate of Correction.

          (ii) (A) An Existing Holder may sell, transfer or otherwise dispose of shares of Preferred Stock only (1) pursuant to a Bid or a Sell Order placed in an Auction in accordance with the procedures set forth in this paragraph 8, (2) to or through a Broker-Dealer or (3) to a Person that has delivered a signed Master Purchaser's Letter to the Auction Agent, provided that as a condition to such transfer (in the case of all transfers other than those pursuant to Auctions), such Existing Holder, the transferee or the transferee's Broker-Dealer or Agent Member of the Securities Depository shall advise the Auction Agent of such transfer; and

               (B) Except as otherwise provided by law, all of the outstanding shares of Preferred Stock shall be represented by a separate certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of Preferred Stock shall be entitled to receive a certificate representing such shares.

          (iii) The Corporation shall exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms not materially less favorable to the Corporation than the terms of the Auction Agent Agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on November 11, 1988.

     (h) Headings of Subdivisions. The headings of the various subdivisions of this paragraph 8 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                    ARTICLE V
                               BOARD OF DIRECTORS

     (A) All corporate powers and authority of the Corporation (except as otherwise provided by statute, by the Charter or by the Corporation's By-laws) shall be vested in and exercised by the Board of Directors. Except as may be required to give effect to paragraph 6(b) of Article IV(C), the number of directors constituting the Board of Directors shall be no less than three (3) nor more than fifteen (15), with the exact number to be fixed pursuant to the By-laws provided that the number of directors shall at no time be less than the minimum number required under the Maryland General Corporation Law or, as long as any shares of Preferred Stock are outstanding, the Investment Company Act. The current number of directors is six (6) and the persons who are currently acting as directors are Richard E. Omohundro, Jr., John A. Frabotta, C. William Carey, Joseph G. Cote, Nathan V. Meyohas and Harlan D. Platt.

     At any time when the Holders of Preferred Stock of the Corporation become entitled to elect additional directors pursuant to paragraph 6(b) of Article IV(C), the exact number of directors fixed by the By-laws of the Corporation or otherwise shall automatically be increased by the number of such additional directors and the maximum number of directors of the Corporation specified by the Charter shall be increased accordingly, if required; and at such time as the holders of Preferred Stock shall no longer be entitled to elect directors pursuant to paragraph 6(b) of Article IV(C), such exact number shall automatically be decreased by the number by which they were increased by reason of this provision.

     (B) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, but subject to the other provisions of the Charter, the Board of Directors is expressly authorized:

          1. To make, alter or repeal the By-laws of the Corporation, except where such power is reserved by the By-laws to the stockholders, and except as otherwise required by the Investment Company Act.

          2. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or documents of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

          3. Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

          4. Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

          5. To establish the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

          6. To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose to the extent consistent with the By-laws of the Corporation; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine and by means of a formula or other method of determination; and to establish payment dates for dividends or any other distributions on any basis.

          7. In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, the Charter and the By-laws of the Corporation.

     (C) Any determination made in good faith, and in accordance with the Charter and generally accepted accounting practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liability of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose of creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligations or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid, No provision of the Charter shall be effective to require a waiver of compliance with any provisions of the Securities Exchange Act of 1933, as amended, or the Investment Company Act, or of any valid rule or regulation of the Securities and Exchange Commission under those Acts.

     (D) The Corporation shall indemnify (1) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (2) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law; provided, however, that nothing herein shall be construed to provide indemnification to any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnifi-cation provisions and is expressly empowered to adopt, approve and amend from time to time such By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be Permitted by law. No amendment of the Charter shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     (E) To the fullest extent permitted by Maryland statutory and decisional law and the Investment Company Act, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment, modification or repeal of this Article (V), Section (E) shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal,

                                   ARTICLE VI
                            AMENDMENTS; CLASS VOTING

     (A) The Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in the Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.

     (B) In addition to any other vote required by the Charter or applicable law, as long as any shares of Preferred Stock are outstanding (i) the Corporation may not be voluntarily liquidated, dissolved or wound up, or merged into or consolidated with any other entity in a transaction pursuant to which it is not the successor entity, or converted to open-end status, and may not sell all or substantially all of its assets and may not engage in a statutory share exchange in which it is not the successor entity, without the approval of at least a majority of the outstanding shares of Preferred Stock and a majority of the outstanding shares of Common Stock, each voting as a separate class; (ii) the Corporation may not adopt any plan of reorganization adversely affecting either the Preferred Stock or the Common Stock without the approval of a majority of the outstanding shares of such class so affected; (iii) no amendment to the Charter that would adversely affect the contract rights of the Common Stock or the Preferred Stock as expressly set forth in the Charter, including any amendment, alteration or repeal of the express preferences, rights or powers of holders of the Preferred Stock as set forth in the Charter, May be adopted without the approval of majority of the outstanding shares of each such class so affected; (iv) no increase or decrease in the number of shares of Preferred Stock authorized by the Charter to be issued may be made without the approval of a majority of the outstanding shares of Preferred Stock; (v) the holders of the Preferred Stock and the Common Stock shall vote in connection with the election of directors as provided in paragraph 6 of Article IV(c); and (vi) the Common Stock and the Preferred Stock will vote as separate classes to the extent otherwise required under Maryland law or the Investment Company Act (it being understood that any action requiring a vote of security holders under the Investment Company Act shall require the vote of a Majority of the Outstanding Voting Securities of Preferred Stock and the Vote of a Majority of the Outstanding Voting Securities of Common Stock, each voting as a separate class). Except to the extent otherwise required by applicable law or the Charter, as to any matter which requires for approval the separate vote of a class of capital stock, only the holders of the affected class of capital stock shall be entitled to vote.

     (C) Notwithstanding any provision of law requiring the authorization of any action by a proportion greater than a simple majority of the total number of shares of all classes or series of capital stock or of the total number of shares of any class or series of capital stock entitled to vote as a separate class or series, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes or series outstanding and entitled to vote thereon or of the class or series entitled to vote thereon as a separate class or series, as the case may be, except as otherwise provided in the Charter.

     THIRD: At a meeting held on November 21, 1988 the Board of Directors of the Corporation duly advised and approved the foregoing Articles of Amendment and Restatement, and by written informal action unanimously taken by the sole stockholder of the Corporation in accordance with Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, the sole stockholder of the Corporation duly adopted and approved said Articles of Amendment and Restatement.

     FOURTH: Immediately prior to the adoption of the foregoing Articles of Amendment and Restatement, the Corporation had authority to issue one hundred million (100,000,000) shares of capital stock, $.01 par value per share, for an aggregate par value of $1,000,000. Immediately following the adoption of the Articles of Amendment and Restatement, the Corporation has authority to issue an aggregate of one hundred million one thousand (100,001,000) shares of capital stock, of which one hundred million (100,000,000) shares shall be Common Stock, $.01 par value per share, and one thousand (1,000) shares shall be Taxable Auction Rate Preferred Stock, no par value per share, for an aggregate par value of $1,000,000 for all shares with par value. The foregoing Articles of Amendment and Restatement include a description of each class of capital stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

     IN WITNESS WHEREOF, PROSPECT STREET HIGH INCOME PORTFOLIO INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 25th day of November, 1988, and its President acknowledges that these Articles of Amendment and Restatement are the act and deed of Prospect Street High Income Portfolio Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information, and belief.

                                          PROSPECT STREET HIGH
                                          INCOME PORTFOLIO INC.

                                          By: /s/ Richard E. Omohundro, Jr.
                                             -----------------------------------


ATTEST:

/s/ John A. Frabotta
-------------------------------------